EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended April 1, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Diosdado Banatao, Interim President and Chief Executive Officer and Chairman of the Board of Directors of the Company, and Dennis Bencala, Chief Financial Officer and Vice President of Finance of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: May 3, 2012	By:	/s/ Diosdado Banatao
Diosdado Banatao
Interim President and Chief Executive Officer and Executive Chairman of the Board of Directors
(Principal Executive Officer)

Dated: May 3, 2012	By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer and Vice President of Finance
(Principal Financial and Accounting Officer)